Exhibit 1.1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Up to $1,485,000,000 in Shares of Common Stock

FORM OF DEALER MANAGER AGREEMENT

                    , 2008

Behringer Securities LP

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Ladies and Gentlemen:

Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “Company”), is registering for public sale a maximum of 150,000,000 shares of its common stock, $0.0001 par value per share (the “Shares” or the “Stock”) to be issued and sold (the “Offering”) for an aggregate purchase price of $1,485,000,000 (120,000,000 Shares to be offered to the public for $10.00 per Share and 30,000,000 Shares to be offered pursuant to the Company’s distribution reinvestment plan for a maximum of $9.50 per Share, in each case subject to the Company’s right to reallocate such Share amounts as described in the Prospectus (as defined below)); provided, however, that no offers or sales shall be made in connection with the Offering until          am (CST) on                     , 2008.  There shall be a minimum initial purchase by any one person of 200 Shares ($2,000) (except in New York where the minimum initial purchase is 250 Shares ($2,500) or as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Behringer Securities LP (the “Dealer Manager”)).  In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

1.             Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (said dealers being hereinafter called the “Dealers”) that:

1.1           A registration statement with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, covering the Shares.  Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about December 31, 2007.  Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager.  The registration statement, as amended, and the prospectus contained therein, as amended or supplemented, on file with the SEC at the effective date of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), and any registration statement filed under Rule 462(b) of the Rules and Regulations, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Registration Statement is amended by a post-effective amendment, the term “Registration Statement” shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Rules and Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either of such Rules and Regulations from and after the date on which it shall have been filed with the SEC.  Further, if a separate prospectus is filed and becomes effective with respect solely to the Company’s distribution reinvestment plan (a “DRIP Prospectus”), the term “Prospectus” shall refer to such DRIP Prospectus from and after the declaration of effectiveness of such DRIP Prospectus.  Terms not defined herein shall have the same meaning as in the Prospectus.

1.2           The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3           On the effective date of the Registration Statement, on the date of the Prospectus, and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and Prospectus, as applicable, complied or will comply with the Securities Act and the Rules and Regulations and do not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by or through the Dealer Manager or by any Dealer in writing to the Company specifically for inclusion therein.

1.4           The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws, or by the Financial Industry Regulatory Authority ( “FINRA”).

1.6           No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.7           There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that will have a material adverse effect on the business or property of the Company.

1.8           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company do not and will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

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1.9           The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.10         At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.             Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1           It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request.  It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

2.2           It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required.  The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.3           It will: (a) if not effective upon the date hereof, use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

2.4           If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission.  The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.             Obligations and Compensation of Dealer Manager

3.1           The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of $1,485,000,000 in Shares directly or through

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Dealers, all of whom shall be members of FINRA or registered investment advisors who are paid no commission or as otherwise described in the Prospectus.  The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus.  The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions.  The Dealer Manager represents to the Company that (a) it is a member of FINRA; (b) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (c) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 or will require that its Dealers establish such programs, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

3.2           Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted.  The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.3           Except as provided in the “Plan of Distribution” Section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions as set forth in the “Plan of Distribution” Section of the Prospectus plus a dealer manager fee as set forth in the “Plan of Distribution” Section of the Prospectus.  Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until subscriptions for the purchase of Shares have been accepted by the Company.  The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers.  Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.  With respect to Shares sold pursuant to the Company’s distribution reinvestment plan, the Dealer Manager agrees to reduce its commission and dealer manager fee to the percentage, if any, of the gross proceeds of the Shares sold pursuant to the distribution reinvestment plan set forth in the “Plan of Distribution” Section of the Prospectus.

3.4           The Dealer Manager represents and warrants to the Company, each owner, director, officer and employee of the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.5           The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus (as it may be supplemented or amended from time-to-time) and such sales literature and advertising as shall have been previously approved in writing by the Company.

3.6           The Dealer Manager and the Dealers shall cause Shares to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed to do so.  In addition, the Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as

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additional states are added.  No Shares shall be offered or sold for the account of the Company in any other jurisdiction.

4.             Indemnification

4.1           The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.  Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of its charter or Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. effective May 7, 2007, as amended (the “NASAA REIT Guidelines”).  In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(a)           there has been a successful adjudication on the merits of each count involving alleged securities law violations;

(b)           such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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(c)           a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

4.2           The Dealer Manager will indemnify and hold harmless the Company and its officers, directors (including any person named in the Registration Statement with his consent to become a director) and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager, or use of “For Broker-Dealer Use Only” materials with members of the public in the offer and sale of the Shares, or (e) any failure to comply with applicable laws governing privacy issues, money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act of 2001 and the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury, and will reimburse the aforesaid parties in connection with investigation or defending such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3           Each Dealer severally will indemnify and hold harmless the Company, Dealer Manager and each of their officers and directors (including any persons named in any of the Registration Statements with his consent to become a director), each person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in

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any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing privacy issues, money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.4           Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.5           The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 4; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6           The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person

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controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement.  A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.             Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

6.             Applicable Law; Venue

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Texas; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.  Venue for any action brought hereunder shall lie exclusively in Dallas, Texas.

7.             Counterparts

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.             Successors and Amendment

8.1           This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.  This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

8.2           This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

9.             Term

This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.

In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated.  The provisions of Section 4 hereof shall survive such termination.  In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate account as designated by the Company; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The

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Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.  Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.

10.           Confirmation

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company.

11.           Suitability of Investors

The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA REIT Guidelines.

12.           Submission of Orders

12.1         Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Behringer Harvard Multifamily REIT I, Inc.” The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt.  Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12.  Transmittal of received investor funds will be made in accordance with the following procedures.  The Dealer Manager may authorize certain Dealers which are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer.  In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Behringer Harvard Multifamily REIT I, Inc.”

12.2         If a Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward (a) the subscription documents (i) by way of U.S. Mail to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, Missouri 64121-9768 (“Investment Services”) or (ii) by way overnight delivery or express mail to Investment Services, 430 West 7th Street, Kansas City, Missouri 64105-1407 and (b) the checks to Investment Services, as applicable, by the end of the next business day following receipt of the subscription documents and the check.

12.3         If a Dealer’s internal supervisory procedures are to be performed at a different location (the “Final Review Office”), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer.  The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to Investment Services in order that the Dealer Manager may complete its review of the documentation and process the subscription documents and check.

12.4         Checks of rejected subscribers will be promptly returned to such subscribers.

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12.5         If requested by the Company, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company.  Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company.

13.           Selected Investment Advisor Agreement

With respect to any provision of information concerning the Offering by a selected investment advisor (the “Investment Advisor”) presently registered under the Investment Advisers Act of 1940, as amended, and presently and appropriately registered in each state in which the Investment Advisor has clients, the Company and the Investment Advisor shall enter into a Selected Investment Advisor Agreement in substantially the form attached hereto as Exhibit B.

14.           Treatment Under Texas Margin Tax

Selling commissions and any reallowed dealer manager fee paid to the Dealer Manager by the Company under this Agreement, and then paid by the Dealer Manager to Dealers, are intended to be and shall be treated as “flow-through funds” as that term is used in Section 171.1011(f) and (g) of the Texas Tax Code and as “sales commissions” as that term is used in Section 171.1011(g)(1) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the amounts of selling commissions and any reallowed dealer manager fees paid by the Dealer Manager to the Dealers as “flow-through funds” for purposes of Section 171.1011(f) and (g) of the Texas Tax Code and “sales commissions” for purposes of Section 171.1011(g)(1).  The references in this paragraph to Sections of the Texas Tax Code include subsequent amendments to such Sections, and subsequent statutes with different designations that contain the same reimbursement requirements.

15.           Notices

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Company:	Behringer Harvard Multifamily REIT I, Inc.
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
Attention: Chief Legal Officer

If to the Dealer Manager:	Behringer Securities LP
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
Attention: Chief Legal Officer

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us effective as of the date first above written.

Very truly yours,

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

By:
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

Accepted and agreed effective as of
the date first above written.

BEHRINGER SECURITIES LP

By:	HARVARD PROPERTY TRUST, LLC
General Partner

By:
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

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BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Up to $1,485,000,000 in Shares of Common Stock

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Behringer Securities LP, as the dealer manager (“Dealer Manager”) for Behringer Harvard Multifamily REIT I, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms:

I.                                         Dealer Manager Agreement

The Dealer Manager has entered into an agreement with the Company called the Dealer Manager Agreement dated               , 2008, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”).   The terms of the Dealer Manager Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim and capitalized terms not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement.  By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus; provided, however, that that no offers or sales shall be made in connection with the Offering until          am (CST) on                 , 2008.  Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).

II.                                     Submission of Orders

Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Behringer Harvard Multifamily REIT I, Inc.”  Any Dealer receiving a check not conforming to the instructions as set forth above, as applicable, shall return such check directly to such subscriber not later than the end of the next business day following its receipt.  Checks received by the Dealer which conform to the instructions as set forth above, as applicable, shall be transmitted for deposit pursuant to one of the methods in this Article II.  The Dealer Manager may authorize Dealer if Dealer is a “$250,000 broker-dealer” to instruct its customers to make its checks for Shares subscribed for payable directly to the Dealer, in which case the Dealer will collect the proceeds of the subscriber’s checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Behringer Harvard Multifamily REIT I, Inc.”  Transmittal of received investor funds will be made in accordance with the following procedures:

(a)                                  If the Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward (i) the subscription documents to Investment Services and (ii) the checks to Investment Services, as applicable, by the end of the next business day following receipt of the subscription documents and the check.

(b)                                 If the internal supervisory procedures are to be performed at a different location (the “Final Review Office”), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer.  The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to Investment Services in order that the Dealer Manager may complete its review of the documentation and process the subscription documents and check.

If requested by the Company or the Dealer Manager, the Dealer shall obtain from subscribers for the Shares, other documentation reasonably deemed by the Company or the Dealer Manager to be required under applicable law or as may be necessary to reflect the policies of the Company or the Dealer Manager.  Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company or the Dealer Manager.

III.                                 Pricing

Shares shall be offered to the public at the offering price of $10.00 per Share payable in cash; provided, however, that Shares shall be offered to the public pursuant to the Company’s distribution reinvestment plan for a maximum purchase price of $9.50 per Share, subject to the terms and pricing information provided in the Prospectus and the Distribution Reinvestment Plan attached thereto.  Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase by any one person of 200 Shares ($2,000) is required, except in New York where the minimum initial purchase is 250 Shares ($2,500).  Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least 2.5 Shares.  The Shares are nonassessable.  The Dealer hereby agrees to place any order for the full purchase price.

IV.                                 Dealers’ Commissions

Except for discounts described in or as otherwise provided in the “Plan of Distribution” Section of the Prospectus, the selling commission applicable to the total public offering price of Shares sold by Dealer which it is authorized to sell hereunder is the percentage of the gross proceeds of Shares sold by it and accepted and confirmed by the Company set forth under “Compensation We Will Pay for the Sale of our Shares” in the “Plan of Distribution” Section of the Prospectus, which commission will be paid to the Dealer Manager and reallowed to the Dealer.  The Company will not be liable or responsible to the Dealer for direct payment of commissions to the Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to the Dealer.  Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to the Dealer without incurring any liability therefor.  For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction.  The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.  The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.  In addition, as set forth in the Prospectus, the Dealer Manager may, pursuant to separately negotiated agreements, reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of the gross offering proceeds to broker-dealers participating in the Offering as marketing fees, including the cost of bona fide training and educational meeting and due diligence expense reimbursement as set forth in the “Plan of Distribution” section of the Prospectus, based on such factors as the number of Shares sold by such participating Dealer, the assistance of such participating Dealer in marketing the offering of Shares, and bona fide conference fees incurred, and no more than 0.5% of gross offering proceeds for bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.

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The parties hereby agree that the foregoing commission is not and will not be in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

V.                                     Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.

VI.                                 Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason.  Orders not accompanied by a Subscription Agreement and Signature Page and the required check in payment for the Shares may be rejected.  Issuance and delivery of the Shares will be made only after actual receipt of payment therefor.  If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice.  In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

VII.                             Prospectus and Supplemental Information

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and supplemental information.  The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor.  The Dealer agrees that it will not send or give any supplemental information to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public.  Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager. Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.  On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.  Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer’s proportionate share of any claim, demand or liability asserted against Dealer and the other

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Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.                         License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal securities laws and regulations and the securities laws and regulations of all states where Dealer offers or sells Shares, and that it is a member in good standing of FINRA.  This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform.  Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform.  In addition, each of the Dealer Manager and Dealer hereby agrees to comply with the Conduct Rules of the NASD, including but not limited to Rules 2420, 2730, 2740 and 2750.

IX.                                Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program and customer identification program (“AML Program”) in accordance with applicable law, including rules of the SEC, FINRA rules and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares.  In addition, Dealer represents that it has established and implemented a program for compliance with all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.  Upon request by the Dealer Manager at any time, Dealer hereby agrees to (a) furnish a copy of its AML Program and OFAC Program to the Dealer Manager for review, and (b) furnish a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA rules the investors who purchase Shares through Dealer are “customers” of Dealer and not the Dealer Manager.  Nonetheless, to the extent that the Dealer Manager deems it prudent, Dealer shall cooperate with the Dealer Manager’s auditing and monitoring of Dealer’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s shareholders introduced to, and serviced by, Dealer (the “Customers”).  Such documentation could include, among other things, copies of Dealer’s AML Program and its OFAC Program; documents maintained pursuant to Dealer’s AML Program and its OFAC Program related to the Customers; any suspicious activity reports filed related to the Customers; audits and any exception reports related to Dealer’s AML activities; and any other files maintained related to the Customers.  In the event that such documents reflect, in the opinion of the Dealer Manager, a potential violation of the Dealer Manager’s obligations in respect of its AML or OFAC requirements, Dealer will permit the Dealer Manager to further inspect relevant books and records related to the Customers and/or Dealer’s compliance with AML or OFAC requirements.  Notwithstanding the foregoing, Dealer shall not be required to provide to the Dealer Manager any documentation that, in Dealer’s reasonable judgment, would cause Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings.  Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.  Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification

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Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

X.                                    Limitation of Offer

Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In offering Shares, Dealer will comply with the provisions of the NASD Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

XI.                                Termination; Survival

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager.  Any party may terminate this Agreement by written notice.  Such termination shall be effective 48 hours after the mailing of such notice.  This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.

The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, VI, VII, VIII and XI through XV of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XII.                            Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

(a)                                  Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)                                 Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;

(c)                                  Except as expressly permitted under the FCRA, each party shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(d)                                 Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights.  In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that

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party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIII.                        Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and to Dealer when mailed to the address specified by Dealer herein.

XIV.                        Attorneys’ Fees, Applicable Law and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees.  This Agreement shall be construed under the laws of the State of Texas and shall take effect when signed by Dealer and countersigned by the Dealer Manager.  Venue for any action (including arbitration) brought hereunder shall lie exclusively in Dallas, Texas.

XV.                            Treatment Under Texas Margin Tax

The selling commission and any reallowed dealer manager fee payable to the Dealer by the Dealer Manager are intended to be and shall be treated as “flow-through funds” as that term is used in Section 171.1011(f) and (g) of the Texas Tax Code and as “sales commissions” as that term is used in Section 171.1011(g)(1) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the selling commission and any reallowed dealer manager fee as “flow-through funds” for purposes of Section 171.1011(f) and (g) of the Texas Tax Code and “sales commissions” for purposes of Section
171.1011(g)(1).  The references in this paragraph to Sections of the Texas Tax Code include subsequent amendments to such Sections, and subsequent statutes with different designations that contain the same reimbursement requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:

BEHRINGER SECURITIES LP

By:	HARVARD PROPERTY TRUST, LLC
General Partner

By:
Gerald J. Reihsen III,
Executive Vice President – Corporate
Development & Legal

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We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth.  We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.  Identity of Dealer:

Name:

Type of entity:
(corporation, partnership, proprietorship, etc.)

Organized in the State of:

Licensed as broker-dealer in the following States:

Tax I.D. #:

2. Person to receive notice pursuant to Section XIII:

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.:

Facsimile No.:

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AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
Signature

Name:

Title:

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BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT

THIS SELECTED INVESTMENT ADVISOR AGREEMENT (the “Agreement”) is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “Company”), and the selected investment advisor (the “Investment Advisor”) identified in Exhibit A hereto.

WHEREAS, the Company is offering up to $1,485,000,000 in shares of its common stock (the “Shares”) to the general public, pursuant to a public offering (the “Offering”) of 150,000,000 Shares pursuant to a Prospectus (as defined below) filed with the Securities and Exchange Commission (the “SEC”), 30,000,000 of which Shares (subject to the Company’s right to reallocate such Share amount as described in the Prospectus) are being offered at a maximum purchase price of $9.50 per Share pursuant to the Company’s distribution reinvestment plan (the “DRIP”);

WHEREAS, the Investment Advisor is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the Investment Advisor has clients, or exempt from such registration requirements;

WHEREAS, the Company has a currently effective registration statement on Form S-11, including a final prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC, as well as any post-effective amendments or supplements to such registration statement or prospectus after the effective date of the registration statement, being herein respectively referred to as the “Registration Statement” and the “Prospectus”);

WHEREAS, the offer and sale of the Shares shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus and, further, pursuant to the terms and conditions of all applicable federal securities laws and the applicable securities laws of all states in which the Shares are offered and sold; and

WHEREAS, the Company desires to give the clients of the Investment Advisor the opportunity to purchase the Shares, and the Investment Advisor is willing and desires to provide its clients with information concerning the Shares and the procedures for subscribing for the Shares upon the following terms and conditions.

NOW, THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Company and the Investment Advisor as follows.

1.             Purchase of Shares.

(a)           Subject to the terms and conditions herein set forth, the Company hereby makes available for purchase by the clients of the Investment Advisor a portion of the Shares described in the Registration Statement.  The Investment Advisor hereby covenants, warrants and agrees that, in regard to any purchase of the Shares by its clients, it will comply with all of the terms and conditions of the Registration Statement and the Prospectus, all applicable state and federal laws, including the Securities Act of 1933, as amended, the Investment Advisers Act of 1940, as amended, and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC.  Neither the Investment Advisor nor any other person shall have any authority to give any information or make any representations in connection with the Shares other than as contained in the Registration Statement and Prospectus, as amended and supplemented, and as is otherwise expressly authorized in writing by the Company.

(b)           Clients of the Investment Advisor may, following receipt of written notice by the Investment Advisor from the Company of the effective date of the Registration Statement, purchase the Shares according to all such terms as are contained in the Registration Statement and the Prospectus; provided, however, that the Investment Advisor shall not make any offers or sales in connection with the Offering until            am (CST) on                   , 2008.  The Investment Advisor shall comply with all requirements set forth in the Registration Statement and the Prospectus.  The Investment Advisor shall use and distribute, in connection with the Shares, only the Prospectus and, if necessary, any separate prospectus relating solely to the DRIP, and such sales literature and advertising materials that shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act of 1933, as amended, and that has been approved in writing by the Company.  The Company reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement and the Prospectus, and the Investment Advisor shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)           Subscriptions will be executed as described in the Registration Statement or as directed by the Company.  Each Investment Advisor receiving a subscriber’s check will deliver such check to the Company or as otherwise directed by the Company or the Dealer Manager, as applicable, no later than the close of business of the first business day after receipt of the subscription documents by the Investment Advisor. The Company, in its discretion, may designate alternative payment instructions and an alternative location where monies received for purchase of any of the Shares shall be forwarded by the Investment Advisor.

(d)           During the full term of this Agreement, the Company shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Investment Advisor under this Agreement.

(e)           The Shares may be purchased by clients of the Investment Advisor only where the Shares may be legally offered and sold, only by such persons in such states who shall be legally qualified to purchase the Shares, and only by such persons in such states in which the Investment Advisor is registered as an investment advisor or exempt from any applicable registration requirements.

(f)            The Investment Advisor shall have no obligation under this Agreement to advise, or recommend to, its clients to purchase any of the Shares.

(g)           The Investment Advisor will use every reasonable effort to assure that Shares are purchased only by investors who:

(1)       meet the investor suitability standards, including the minimum income and net worth standards established by the Company and set forth in the Prospectus, and minimum purchase requirements set forth in the Prospectus;

(2)       can reasonably benefit from an investment in the Company based on each prospective investor’s overall investment objectives and portfolio structure;

(3)       are able to bear the economic risk of the investment based on each prospective investor’s overall financial situation;

(4)       have received the Prospectus five business days before making the investment and has apparent understanding of: (a) the features of an investment in the Shares;

(b) fundamental risks of the investment; (c) the risk that the prospective investor may lose the entire investment; (d) the lack of liquidity of the Shares; (e) the restrictions on transferability of the Shares; (f) the background and qualifications of the employees and agents of Behringer Harvard Multifamily Advisors I LP, the advisor to the Company; and (g) the tax consequences of an investment in the Shares; and

(5)       the Investment Advisor will make the determinations required to be made by it pursuant to subparagraph (g) based on information it has obtained from each prospective investor, including, at a minimum, but not limited to, the prospective investor’s age, investment objectives, investment experience, income, net worth, financial situation and review and analysis of the prospective investor’s investment portfolio, as well as any other pertinent factors deemed by the Investment Advisor to be relevant.

(h)           In addition to complying with the provisions of subparagraph (g) above, and not in limitation of any other obligations of the Investment Advisor to determine suitability imposed by state or federal law, the Investment Advisor agrees that it will comply fully with the following provisions:

(1)       The Investment Advisor shall have reasonable grounds to believe, based upon information provided by the investor concerning his or her investment objectives, other investments, financial situation and needs, and upon any other information known by the Investment Advisor, that (A) each client of the Investment Advisor that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each client of the Investment Advisor that purchases Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (C) the Shares otherwise are or will be a suitable investment for each client of the Investment Advisor that purchases Shares, and the Investment Advisor shall maintain files disclosing the basis upon which the determination of suitability was made;

(2)       The Investment Advisor shall not execute any transaction involving the purchase of Shares in a discretionary account without prior written approval of the transactions by the investor;

(3)       The Investment Advisor shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Shares;

(4)       In making the determination set forth in subparagraph (3) above, the Investment Advisor shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

(5)       The Investment Advisor shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Shares; and

(6)       Shares offered by the Investment Advisor hereunder shall only be offered to investors who have engaged the Investment Advisor as an investment advisor and who have agreed to pay the Investment Advisor a fee for investment advisory services.  If requested, the Investment Advisor shall certify to the Company that each investor has met the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and that the investment in Shares is a suitable and appropriate investment for the investor.  The Investment Advisor will only make offers to investors in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In participating in the offering of Shares, the Investment Advisor will comply with applicable rules and regulations relating to the determination of suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.  In order to evidence this suitability determination, the Investment Advisor agrees, if requested by the Company, to execute and deliver to the Company an RIA Certificate of Client Suitability in such form as the Company may require for each client of the Investment Advisor who purchases Shares.

(i)            The Investment Advisor agrees to retain in its files, for a period of at least six years, information that will establish that each purchaser of Shares falls within the permitted class of investors and shall make such files available to the Dealer Manager and the Company during such time period upon their reasonable request.

(j)            The Investment Advisor either (1) shall not purchase shares for its own account or (2) shall hold for investment any Shares purchased for its own account.

(k)           The Investment Advisor hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.

(l)            The Investment Advisor shall deliver a copy of Section 260.141.11 of the California Corporate Securities Law of 1968 to each client of the Investment Advisor that purchases Shares and resides in California.

(m)          A sale of Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Shares from the Investment Advisor evidencing the fact that the investor had received a final Prospectus at least five full business days prior to the completion date, together with payment of the full purchase price of each purchased Share from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company.

(n)           Clients of an Investment Advisor who have been advised by such Investment Advisor on an ongoing basis regarding investments other than in the Company, and who are not being charged by such Investment Advisor, through the payment of commissions or otherwise, direct transaction based fees in connection with the purchase of the Shares, may reduce the amount of selling commissions payable with respect to the purchase of their shares down to zero.

2.             Compensation to Investment Advisor.

The Company shall pay no fees, commissions or other compensation to the Investment Advisor.

3.             Association of the Company with Other Advisors and Dealers.

It is expressly understood between the Company and the Investment Advisor that the Company may cooperate with broker-dealers who are registered as broker-dealers with the Financial Industry Regulatory Authority (“FINRA”) or with other investment advisors registered under the Investment Advisers Act of 1940, as amended. Such broker-dealers and investment advisors may enter into agreements with the Company on terms and conditions identical or similar to this Agreement and shall receive such rates of commission or other fees as are agreed to between the Company and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Registration Statement.

4.             Conditions of the Investment Advisor’s Obligations.

The Investment Advisor’s obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a) the performance by the Company of its obligations hereunder and compliance by the Company with the covenants set forth in Section 7 hereof; and (b) the conditions that: (1) the Registration Statement shall become and remain effective; and (2) no stop order shall have been issued suspending the effectiveness of the Offering.

5.             Conditions to the Company’s Obligations.

The obligations of the Company hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Shares; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and (c) the Investment Advisor shall have satisfactorily performed all of its obligations hereunder and complied with the covenants set forth in Section 6 hereof.

6.             Covenants of the Investment Advisor.

The Investment Advisor covenants, warrants and represents, during the full term of this Agreement, that:

(a)           The Investment Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the advisor has clients, or exempt from such registration requirements.

(b)           Neither the Investment Advisor nor any person associated with the Investment Advisor is registered as a broker-dealer or registered representative with FINRA.

(c)           The Investment Advisor shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act of 1940, as amended, and the provisions thereof requiring disclosure of the existence of this Agreement and the compensation to be paid to the Investment Advisor hereunder.

(d)           The Investment Advisor shall maintain the records required by Section 204 of the Investment Advisers Act of 1940, as amended, and Rule 204-2 thereunder in the form and for the periods required thereby.

(e)           The Investment Advisor’s acceptance of this Agreement constitutes a representation to the Company and its agents that the Investment Advisor has established and implemented an anti-money laundering compliance program and customer identification program (“AML Program”) in accordance with applicable law, including applicable rules of the SEC and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares.  In addition, the Investment Advisor represents that it has established and implemented a program for compliance with all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.  Upon request by the Dealer Manager at any time, the Investment Advisor hereby agrees to (a) furnish a copy of its AML Program and OFAC Program to the Dealer Manager for review, and (b) furnish a copy of the findings and any remedial actions taken in connection with the Investment Advisor’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that the investors who purchase Shares through the Investment Advisor are “customers” of the Investment Advisor.  Nonetheless, to the extent that the Company or its agent deems it prudent, the Investment Advisor shall cooperate with the Company or its agent with respect to auditing and monitoring of the Investment Advisor’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s shareholders introduced to, and serviced by, the Investment Advisor (the “Customers”).  Such documentation could include, among other things, copies of the Investment Advisor’s AML Program and its OFAC Program; documents maintained pursuant to the Investment Advisor’s AML Program and its OFAC Program related to the Customers; any suspicious activity reports filed related to the Customers; audits and any exception reports related to the Investment Advisor’s AML activities; and any other files maintained related to the Customers.  In the event that such documents reflect, in the opinion of the Dealer Manager, a potential violation of their respective obligations, if any, in respect of its AML or OFAC requirements, the Investment Advisor will permit the Company or its agent to further inspect relevant books and records related to the Customers and/or the Investment Advisor’s compliance with AML or OFAC requirements.  Notwithstanding the foregoing, the Investment Advisor shall not be required to provide any documentation that, in the Investment Advisor’s reasonable judgment, would cause the Investment Advisor to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings.  The Investment Advisor hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.  The Investment Advisor hereby agrees, upon request to (A) provide an annual certification that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Company and its agent, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

7.             Covenants of the Company.

The Company covenants, warrants and represents, during the full term of this Agreement, that:

(a)           It shall use its best efforts to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

(b)           It shall promptly inform the Investment Advisor whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Shares, or receives notice of any proceedings regarding any such order.

(c)           It shall use its best efforts to prevent the issuance of any order described herein at subparagraph (b) hereof and to obtain the lifting of any such order if issued.

(d)           It shall give the Investment Advisor written notice when the Registration Statement becomes effective and shall deliver to the Investment Advisor such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the Investment Advisor may reasonably request for sale of the Shares.

(e)           It shall promptly notify the Investment Advisor of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Investment Advisor with copies of any revised Prospectus and/or supplements and amendments to the Prospectus and/or any prospectus relating solely to the DRIP.

(f)            It shall keep the Investment Advisor fully informed of any material development to which the Company is a party or which concerns the business and condition of the Company.

(g)           It shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Shares for offering and sale under the securities laws of such states as the Company shall elect.

8.             Payment of Costs and Expenses.

The Investment Advisor shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

9.             Indemnification.

(a)           The Investment Advisor agrees to indemnify, defend and hold harmless the Company, its affiliates and their or its officers, directors, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, its affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of (1) the offer or sale (as such term is defined in the Securities Act of 1933, as amended) by the Investment Advisor, or any person acting on its behalf, of any Shares pursuant to this Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the Investment Advisor which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company by such Investment Advisor; (2) the breach by the Investment Advisor, or any person acting on its behalf, of any of the terms and conditions of this Agreement; (3) the negligence, malpractice or malfeasance of the Investment Advisor; (4) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Investment Advisor or Investment Advisor’s representatives or agents; or (5) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the Company and any such officers, directors, trustees, employees and agents, in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity provision shall survive the termination of this Agreement.

(b)           The Company agrees to indemnify, defend and hold harmless the Investment Advisor, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act of 1933, as amended, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the “Blue Sky applications”), or (2) any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or the Blue Sky applications, or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, alleged untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Company, or any officer of the Company by such Investment Advisor; provided in each case that such claims or liabilities did not arise from Investment Advisor’s own negligence, malpractice or malfeasance.  This indemnity provision shall survive the termination of this Agreement.

(c)           No indemnifying party shall be liable under the indemnity provisions contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities that it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subparagraphs (a) and (b) above.  In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim.  If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subparagraphs (a) and (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

10.           Term of Agreement.

This Agreement shall become effective on the date on which this Agreement is executed by the Company and the Investment Advisor.  The Investment Advisor and the Company may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise would become effective.  After this Agreement becomes effective, either party may terminate it at any time for any reason by giving thirty (30) days’ written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement for offer and sale of the Shares shall cease to be effective; (b) the Offering shall be terminated; or (c) the Investment Advisor’s license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence.  In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

11.                                 Privacy Laws.

The Dealer Manager and Investment Advisor (each referred to individually in this section as “party”) agree as follows:

(a)                                 Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)                                Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;

(c)                                 Except as expressly permitted under the FCRA, each party shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(d)                                Investment Advisor shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights.  In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

12.                                 Notices.

All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

If to the Company:	Behringer Harvard Multifamily REIT I, Inc.
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
Attention: Executive Vice President and Secretary

If sent to the Investment Advisor:	to the person whose name and address are identified in Exhibit A hereto.

13.           Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the Investment Advisor by operation of law or otherwise.

14.           Miscellaneous.

(a)           This Agreement shall be construed in accordance with the applicable laws of the State of Texas.

(b)           Nothing in this Agreement shall constitute the Investment Advisor as in association with or in partnership with the Company.

(c)           This Agreement, including Exhibit A hereto, embodies the entire understanding, between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

(d)           If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(e)           This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(f)            In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees.

(g)           Venue for any action (including arbitration) brought hereunder shall lie exclusively in Dallas, Texas.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

SELECTED INVESTMENT ADVISOR	COMPANY

BEHRINGER HARVARD MULTIFAMILY
(Name of Investment Advisor)	REIT I, INC.

By:

Print Name:	By:
Title:
Print Name:
Title:

EXHIBIT A
TO
FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT
OF
BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement, dated as of the        day of                                         , 200   , by and between Behringer Harvard Multifamily REIT I, Inc., (the “Company”) and                                                          (the “Advisor”).

1.

Date of Agreement:                                            , 200

2.

Identity of Advisor:

Name:

Type of Entity:

State Organized in:

Qualified to Do Business and in Good Standing in:

Registered as an Investment Advisor in the Following States:

3.

Name and Address for Notice Purposes:

Name:

Title:

Company:

Address:

City, State and Zip Code:

Telephone Number (including area code):

4.

Please complete the following for our records:

(a) How many registered investment advisors are with your firm?

(Please enclose a current list.)

(b) Does your firm publish a newsletter? ☐ Yes ☐ No

What is/are the frequency of the publication(s)? ☐ Weekly ☐ Monthly ☐ Quarterly

☐ Bi-weekly ☐ Bi-monthly ☐ Other (please specify)

PLEASE PLACE BEHRINGER HARVARD MULTIFAMILY REIT I, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(c)	Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors? ☐ Yes ☐ No

PLEASE PLACE BEHRINGER HARVARD MULTIFAMILY REIT I, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(d)	Does your firm have a computerized electronic mail (E-Mail) system for your registered investment advisors? ☐ Yes ☐ No

If so, please provide e-mail address:

(e)	Website address:

Person responsible: